SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported June 19, 2001)

Mellon Residential Funding Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-59506	23-2889067

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania	15258

                                  Address of principal executive offices)                                                                     (Zip Code)

Registrant’s Telephone Number, including area code:	(412) 236-6559

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

      Pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Mellon Residential Funding Corporation (the “Depositor”) is filing a Prospectus and Prospectus Supplement (collectively, the “Prospectus”) with the Securities and Exchange Commission relating to its MRFC Mortgage Pass-Through Trust, Series 2001-HEIL 1, Mortgage Pass-Through Certificates, Series 2001-HEIL 1.

      In connection with the offering of the Mortgage Pass-Through Certificates, Series 2001-HEIL 1, Greenwich Capital Markets, Inc. prepared certain materials (the “Computational Materials”) some or all of which were distributed by Greenwich Capital Markets, Inc. and Mellon Financial Markets, LLC (the “Underwriters”) to their potential investors. Although the Depositor provided the Underwriters with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, it did not participate in the preparation of the Computational Materials. The Computational Materials are attached hereto as Exhibit 99.1.

      The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and December 31, 1999, and for each of the years in the three-year period ended December 31, 2000, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 28, 2001) and the unaudited consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of March 31, 2001 and for periods ended March 31, 2001 and March 31, 2000, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2001 (which was filed with the Securities and Exchange Commission on May 15, 2001), are hereby incorporated by reference in (i) this Current Report on Form 8-K; (ii) the registration statement (No. 333-59506) of the Registrant; and (iii) the Prospectus Supplement relating to Mortgage Pass-Through Certificates, Series 2001-HEIL1, and shall be deemed to be part hereof and thereof.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(pp)	Not applicable.

(qq)	Not applicable.

(rr)	Exhibits:

8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to certain tax matters

23.1 Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 8.1)

23.2 Consent of KPMG LLP

99.1 Computational Materials

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON RESIDENTIAL FUNDING CORPORATION

By /s/ Kelly A. Provenzano
Name: Kelly A. Provenzano Title: Vice President and Secretary

Dated:  June 19, 2001

EXHIBIT INDEX

Exhibit		Page

8.1	Opinion of Stroock & Stroock & Lavan LLP with respect to certain tax matters.
23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 8.1).
23.2	Consent of KPMG LLP
99.1	Computational Materials.